UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2007 (April 30, 2007)
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11899 (Commission File Number)	22-2674487 (IRS Employer Identification No.)

1100 Louisiana, Suite 2000 Houston, Texas (Address of principal executive offices)	77002-5215 (Zip Code)
Registrant’s telephone number, including area code: (713) 830-6800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 30, 2007, The Houston Exploration Company (“Houston Exploration”) issued a press release announcing that a special meeting of stockholders has been scheduled for June 5, 2007, at 11:00 a.m. Central time, to consider and vote on the proposed merger with Forest Oil Corporation. The record date for the special meeting was April 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On May 2, 2007, Houston Exploration issued a press release announcing that it has commenced a tender offer and consent solicitation with respect to any or all of its $175 million aggregate principal amount of outstanding 7% Senior Subordinated Notes due 2013. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)         Exhibits.
99.1	Press release by The Houston Exploration Company, dated April 30, 2007, announcing the date of and record date for its special meeting of stockholders

99.2	Press release by The Houston Exploration Company, dated May 2, 2007, announcing a tender offer and consent solicitation with respect to any or all of its outstanding 7% Senior Subordinated Notes due 2013

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOUSTON EXPLORATION COMPANY
Date: May 3, 2007	By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release by The Houston Exploration Company, dated April 30, 2007, announcing the date of and record date for its special meeting of stockholders

99.2	Press release by The Houston Exploration Company, dated May 2, 2007, announcing a tender offer and consent solicitation with respect to any or all of its outstanding 7% Senior Subordinated Notes due 2013